UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2011

Bristow Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31617	72-0679819
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

2103 City West Blvd.
4th Floor
Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 267-7600

Former Name or Former Address, if Changed Since Last Report:

2000 W. Sam Houston Pkwy. S.,

Suite 1700

Houston, Texas

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Senior Secured Credit Facilities — On December 22, 2011, Bristow Group Inc. (the “Company”) entered into the First Amendment to its Amended and Restated Revolving Credit and Term Loan Agreement (the “Amendment”) by and among the Company, the lenders from time to time party thereto and SunTrust Bank, as administrative agent (the “Administrative Agent”), which amends that certain Amended and Restated Revolving Credit and Term Loan Agreement, dated as of November 22, 2010 (as amended by the Amendment, the “Amended Credit Agreement”), by and among the Company, the Lenders from time to time party thereto and the Administrative Agent, as administrative agent, issuing bank and swingline lender, JPMorgan Chase Bank, National Association, and Bank of America, N.A., as Co-Syndicated Agents and Wells Fargo Bank, National Association, Regions Bank and BBVA Compass as Co-Documentation Agents. The Amendment (i) increases the commitments under the revolving credit facility from $175 million to $200 million, (ii) increases the Company’s term loan borrowings from $200 million to $250 million, (iii) extends the maturity date of the revolving facility and the term loans from November 2015 to December 2016 and (iv) reduces the interest rates and commitment fees with respect to the revolving facility and term loans.

Under the Amended Credit Agreement, borrowings under the revolving credit facility bear interest at an interest rate equal to, at the Company’s option, either the Base Rate or LIBOR (or EURIBO, in the case of Euro-denominated borrowings) plus the applicable margin. “Base Rate” means the higher of (1) the prime rate and (2) the Federal Funds rate plus 0.50% per annum. The applicable margin for borrowings ranges from 0.000% to 2.25%, depending on whether the Base Rate or LIBOR is used, and is determined based on the Company’s leverage ratio pricing grid. In addition, under the Amended Credit Agreement, the Company is required to pay fees on the daily unused amount of the revolving facility in an amount per annum equal to applicable percentage, which ranges from 0.25% to 0.50% and which is determined based on the Company’s leverage ratio pricing grid. Fees owed on the letters of credit issued under the revolving credit facility are equal to the applicable margin for LIBOR borrowings.

Item 9.01 Financial Statements and Exhibits.

(d)         Exhibits

Exhibit Number	Description of Exhibit
10.1	First Amendment to Amended and Restated Revolving Credit and Term Loan Agreement, dated as of December 22, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 28, 2011

BRISTOW GROUP INC. (Registrant)

By:	/s/ Randall A. Stafford
Randall A. Stafford Senior Vice President and General Counsel, Corporate Secretary

Exhibit Index

Exhibit Number	Description of Exhibit
10.1	First Amendment to Amended and Restated Revolving Credit and Term Loan Agreement, dated as of December 22, 2011.